DUFF & PHELPS REPORTS
SECOND QUARTER 2008 FINANCIAL RESULTS

QUARTER-TO-DATE HIGHLIGHTS:

•	Second quarter revenues excluding reimbursable expenses of $97.8 million, representing 12.3% growth compared to the second quarter of 2007

•	Adjusted EBITDA(1) of $18.4 million, representing 18.8% margin

•	Adjusted pro forma net income per share(1) of $0.28

•	Expanded the business through targeted acquisitions that strengthen our core services, including Kane Reece Associates, Inc., World Tax Services US, LLC and Dubinsky & Company

•	Increased global restructuring capability by adding 26 experienced restructuring professionals in Paris, including three managing directors

•	Continued expansion in Asia through the opening of a Shanghai office, including the hiring of a managing director to lead the practice and five other professional staff

NEW YORK, August 7, 2008 - Duff & Phelps Corporation (NYSE: DUF), a leading independent financial advisory and investment banking firm, today announced financial results for its second quarter of 2008.

For the three months ended June 30, 2008, Duff & Phelps generated revenues excluding reimbursable expenses of $97.8 million, an increase of 12.3% compared to $87.1 million for the corresponding prior year period. Adjusted EBITDA(1) for the period was $18.4 million, representing 18.8% of revenues excluding reimbursable expenses, compared to $16.9 million for the corresponding prior year period, representing 19.4% of revenues excluding reimbursable expenses. Fully diluted net income per share of Class A common stock was $0.09. Adjusted pro forma net income(1) was $9.5 million, or $0.28 per share on a fully exchanged, fully diluted basis.

For the six months ended June 30, 2008, Duff & Phelps generated revenues excluding reimbursable expenses of $191.0 million, an increase of 16.0% compared to $164.6 million for the corresponding prior year period. Adjusted EBITDA(1) for the period was $37.1 million, representing 19.5% of revenues excluding reimbursable expenses, compared to $34.4 million for the corresponding prior year period, representing 20.9% of revenues excluding reimbursable expenses. Fully diluted net income per share of Class A common stock was $0.20. Adjusted pro forma net income(1) was $18.7 million, or $0.55 per share on a fully exchanged, fully diluted basis.

“Our first half revenue and earnings growth demonstrate the resiliency of our balanced portfolio of services and diversified client base, especially in light of the current economic environment,” commented Noah Gottdiener, Chairman and Chief Executive Officer. “We are confident that the dynamics driving our business will continue over the long term, and we continue to enhance our platform to take advantage of these dynamics through targeted acquisitions and international expansion.”

“Our recent performance reflects ongoing strength in valuation services, especially with respect to complex securities, portfolio investments, financial engineering and impairment analysis,” commented Gerry Creagh, President. “In addition, Dispute Consulting and Specialty Tax, two areas of our business where we have made targeted investments, continue to experience meaningful growth,” concluded Mr. Creagh.

(1) Adjusted EBITDA, adjusted pro forma net income and adjusted pro forma net income per share are non-GAAP financial measures. See definitions and disclosures on the following pages.

Earnings Call Webcast

As previously announced, Duff & Phelps will be hosting a conference call today, August 7, 2008, at 8:30 a.m. EDT, to discuss the Company’s financial results. Interested parties can access the webcast for this call through http://ir.duffandphelps.com/events.cfm.

About Duff & Phelps

Duff & Phelps Corporation (NYSE: DUF) is a leading provider of independent financial advisory and investment banking services, supporting client needs principally in the areas of valuation, transactions, financial restructurings and disputes. With more than 1,100 employees serving clients worldwide through offices in North America, Europe and Asia, Duff & Phelps is committed to fulfilling its mission to protect, recover and maximize value for its clients. Investment banking services are provided by Duff & Phelps Securities, LLC. Duff & Phelps Securities, Ltd. is authorized and regulated by The Financial Services Authority. For more information visit www.duffandphelps.com.

Explanatory Note

The Company is a Delaware corporation and was incorporated on April 23, 2007 as a holding company for the purpose of facilitating an initial public offering (“IPO”) of common equity and to become the sole managing member of Duff & Phelps Acquisitions, LLC and subsidiaries (“D&P Acquisitions”). The Company had not engaged in any business or other activities except in connection with its formation and the IPO. On September 27, 2007, a registration statement relating to shares of Class A common stock of the Company was declared effective and the price of such shares was set at $16.00 per share. The IPO closed on October 3, 2007.

Immediately prior to the closing of the IPO, D&P Acquisitions effectuated certain transactions intended to simplify the capital structure of D&P Acquisitions (“Recapitalization Transactions”). Prior to the Recapitalization Transactions, D&P Acquisitions' capital structure consisted of seven different classes of membership interests (Classes A through G, collectively “Legacy Units”), each of which had different capital accounts and amounts of aggregate distributions above which its holders share in future distributions. The net effect of the Recapitalization Transactions was to convert the multiple-class structure into a single new class of units called “New Class A Units.” Equity-based compensation discussed herein includes (a) grants of Legacy Units, (b) options to purchase shares of the Company’s Class A common stock granted in connection with the IPO (“IPO Options”) and (c) restricted stock awards and units issued in connection with the Company’s ongoing long-term compensation program (“Ongoing RSAs”).

References to the “Company” and “Successor” refer to the period subsequent to the IPO and related transactions of the Company and its consolidated subsidiaries, as fully described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2008. References to “Predecessor” refer to the period prior to the IPO and related transactions of D&P Acquisitions.

Disclosure Regarding Forward-Looking Statements

Statements in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, which reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this discussion are based upon the historical performance of us and our subsidiaries and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors section that are included in our Form 10-K as filed with the SEC on March 26, 2008. The forward-looking statements included in this press release are made only as of the date released. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure and is reconciled as follows (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Net income/(loss)	$1,260	$(4,282)	$2,675	$(4,713)
Provision for income taxes	2,731	605	4,995	946
Non-controlling interest	5,762	-	11,039	-
Other expense, net	6	1,144	1,087	2,550
Depreciation and amortization	2,281	2,295	4,457	4,398
Acquisition retention expenses	266	639	576	1,331
Equity-based compensation associated with
with Legacy Units and IPO Options	6,047	16,509	12,315	29,839

Adjusted EBITDA	$18,353	$16,910	$37,144	$34,351

Adjusted EBITDA, as defined by the Company, consists of net income or loss before (a) interest income and expense, (b) provision/(benefit) for income taxes, (c) other (income)/expense, (d) depreciation and amortization, (e) acquisition retention expenses, (f) equity-based compensation associated with Legacy Units of D&P Acquisitions, and IPO Options included in compensation and benefits, (g) equity-based compensation associated with Legacy Units of D&P Acquisitions and IPO Options included in selling, general & administrative expenses, (h) merger & acquisition costs and (i) non-controlling interest.

We believe that Adjusted EBITDA provides a relevant and useful alternative measure of our ongoing profitability and performance, when viewed in conjunction with GAAP measures, as it adjusts net income or loss for (a) interest expense and depreciation and amortization (a significant portion of which relates to debt and capital investments that have been incurred recently as the result of acquisitions and investments in stand-alone infrastructure which we do not expect to incur at the same levels in the future), (b) equity-based compensation associated with the Legacy Units (a significant portion of which is due to certain one-time grants associated with recent acquisitions) and the IPO Options, (c) acquisition retention expenses and other merger and acquisition costs, which are generally non-recurring in nature or are related to deferred payments associated with prior acquisitions, and (d) non-controlling interest.

Given our recent level of acquisition activity, related capital investments and one time equity grants associated with acquisitions (which we do not expect to incur at the same levels in the future) and the IPO, and our belief that, as a professional services organization, our operations are not capital intensive on an ongoing basis, we believe the Adjusted EBITDA measure, in addition to GAAP financial measures, provide a relevant and useful benchmark for investors, in order to assess our financial performance and comparability to other companies in our industry. The Adjusted EBITDA measure is utilized by our senior management to evaluate our overall performance and operating expense characteristics and to compare our performance to that of certain of our competitors. A measure substantially similar to Adjusted EBITDA is the principal measure that determines the compensation of our senior management team. In addition, a measure similar to Adjusted EBITDA is a key measure that determines compliance with certain financial covenants under our senior secured credit facility. Management compensates for the inherent limitations associated with using the Adjusted EBITDA measure through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income or loss. Furthermore, management also reviews GAAP measures, and evaluates individual measures that are not included in Adjusted EBITDA such as our level of capital expenditures, equity issuance and interest expense, among other measures.

This non-GAAP financial measure is not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income or loss, net income or loss per share, cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, it should be noted that companies calculate Adjusted EBITDA differently and, therefore, Adjusted EBITDA as presented for us may not be comparable to Adjusted EBITDA reported by other companies.

Adjusted pro forma net income, as defined by Duff & Phelps, consists of Adjusted EBITDA (as defined above), less depreciation and amortization, interest income and expense, other income and pro forma corporate income tax applied at an assumed 40.8% rate. Adjusted pro forma net income per share, as defined by Duff & Phelps, consists of adjusted pro forma net income divided by the aggregate number of the Company's Class A and Class B shares outstanding as of June 30, 2008, incorporating the material effects, if any, of dilutive shares.

Investor and Media Relations

Marty Dauer
(212) 871-7700
investor.relations@DuffandPhelps.com

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Revenues	$97,801	$87,092	$190,954	$164,563
Reimbursable expenses	2,837	3,610	5,165	6,058
Total revenues	100,638	90,702	196,119	170,621

Direct client service costs
Compensation and benefits (including $5,006 and
$11,746 of equity-based compensation for the
three months ended June 30, 2008 and 2007,
respectively, and $9,630 and $22,041 for the six
months ended June 30, 2008 and 2007, respectively)	55,952	58,811	108,996	110,051
Other direct client service costs	1,796	164	3,418	813
Acquisition retention expenses	266	639	576	1,331
Reimbursable expenses	2,844	3,540	5,113	6,085
Subtotal	60,858	63,154	118,103	118,280

Operating expenses
Selling, general and administrative expenses (including
$2,606 and $4,763 of equity-based compensation for
the three months ended June 30, 2008 and 2007,
respectively, and $5,319 and $7,798 for the six
months ended June 30, 2008 and 2007, respectively)	27,740	27,786	53,763	49,160
Depreciation and amortization	2,281	2,295	4,457	4,398
Subtotal	30,021	30,081	58,220	53,558

Operating income/(expense)	9,759	(2,533)	19,796	(1,217)

Other expense/(income)
Interest income	(81)	(329)	(564)	(829)
Interest expense	749	1,780	1,722	3,571
Other expense/(income)	(662)	(307)	(71)	(192)
Subtotal	6	1,144	1,087	2,550

Income/(loss) before non-controlling interest
and income taxes	9,753	(3,677)	18,709	(3,767)

Non-controlling interest	5,762	-	11,039	-
Provision for income taxes	2,731	605	4,995	946

Net income/(loss)	$1,260	$(4,282)	$2,675	$(4,713)

Weighted average shares
of Class A common stock outstanding
Basic	13,134		13,099
Diluted	13,430		13,287

Net income per share of Class A common stock
Basic	$0.10		$0.20
Diluted	$0.09		$0.20

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
SUMMARY OF REVENUE BY BUSINESS UNIT
(In thousands)
(Unaudited)

	Successor	Predecessor
	Three Months Ended
	June 30,	June 30,	Dollar	Percent
	2008	2007	Change	Change
Financial advisory revenues
Valuation advisory	$45,391	$42,855	$2,536	5.9%
Corporate finance consulting	15,403	11,315	4,088	36.1%
Specialty tax	11,852	6,845	5,007	73.1%
Dispute and legal management consulting	7,909	4,724	3,185	67.4%
	80,555	65,739	14,816	22.5%

Investment banking revenues
Transaction opinions	10,155	10,197	(42)	(0.4)%
M&A advisory	2,812	5,352	(2,540)	(47.5)%
Restructuring advisory	4,279	5,804	(1,525)	(26.3)%
	17,246	21,353	(4,107)	(19.2)%

Total revenues (excluding reimbursables)	$97,801	$87,092	$10,709	12.3%

	Successor	Predecessor
	Six Months Ended
	June 30,	June 30,	Dollar	Percent
	2008	2007	Change	Change
Financial advisory revenues
Valuation advisory	$92,326	$82,414	$9,912	12.0%
Corporate finance consulting	27,825	21,178	6,647	31.4%
Specialty tax	20,741	10,620	10,121	95.3%
Dispute and legal management consulting	13,596	10,220	3,376	33.0%
	154,488	124,432	30,056	24.2%

Investment banking revenues
Transaction opinions	21,007	19,984	1,023	5.1%
M&A advisory	8,346	10,588	(2,242)	(21.2)%
Restructuring advisory	7,113	9,559	(2,446)	(25.6)%
	36,466	40,131	(3,665)	(9.1)%

Total revenues (excluding reimbursables)	$190,954	$164,563	$26,391	16.0%

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(In thousands, except rate-per-hour and headcount data)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Financial Advisory
Revenues (excluding reimbursables)	$80,555	$65,739	$154,488	$124,432
Segment operating income	15,467	10,146	27,567	22,967
Segment operating income margin	19.2%	15.4%	17.8%	18.5%

Investment Banking
Revenues (excluding reimbursables)	$17,246	$21,353	$36,466	$40,131
Segment operating income	2,893	6,694	9,525	11,411
Segment operating income margin	16.8%	31.3%	26.1%	28.4%

Average Client Service Professionals
Financial Advisory	803	585	787	577
Investment Banking	118	102	110	106
Total	921	687	897	683

End of Period Client Service Professionals
Financial Advisory	795	588	795	588
Investment Banking	121	98	121	98
Total	916	686	916	686

Revenue per Client Service Professional
Financial Advisory	$100	$112	$196	$216
Investment Banking	146	209	332	379
Total professionals	106	127	213	241

Financial Advisory Utilization Rate(1)	60.3%	71.1%	63.2%	69.3%
Financial Advisory Rate-per-Hour(2)	$377	$335	$350	$325

Total
Revenues (excluding reimbursables)	$97,801	$87,092	$190,954	$164,563

Segment operating income	$18,360	$16,840	$37,092	$34,378
Net client reimbursable expenses	(7)	70	52	(27)
Equity-based compensation
from Legacy Units and IPO Options	(6,047)	(16,509)	(12,315)	(29,839)
Depreciation and amortization	(2,281)	(2,295)	(4,457)	(4,398)
Acquisition retention expense	(266)	(639)	(576)	(1,331)
Operating income	9,759	(2,533)	19,796	(1,217)
Other expense/(income), net	(6)	(1,144)	(1,087)	(2,550)
Non-controlling interest	(5,762)	-	(11,039)	-
Provision for income taxes	(2,731)	(605)	(4,995)	(946)
Net income/(loss)	$1,260	$(4,282)	$2,675	$(4,713)
____________________________
(1)
The utilization rate for any given period is calculated by dividing the number of hours Financial Advisory client service professionals (except certain professionals associated with Rash, the Company’s wholly owned subsidiary, and Dubinsky & Company prior to the transition to the Company's financial system) worked on client assignments during the period by the total available working hours for all of such client service professionals during the same period, assuming a 40 hour work week, less paid holidays and vacation days.

(2)
Average billing rate per hour is calculated by dividing applicable revenues for the period by the number of hours worked on client assignments during the same period. The average billing rate excludes approximately $1,854 and $3,878 of revenues associated with Rash in the three and six months ended June 30, 2008, respectively.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
OTHER OPERATING DATA
(In thousands, except rate-per-hour and headcount data)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Revenues (excluding reimbursables)
Financial Advisory	$80,555	$65,739	$154,488	$124,432
Investment Banking	17,246	21,353	36,466	40,131
Total	$97,801	$87,092	$190,954	$164,563

Average Number of Managing Directors
Financial Advisory	120	96	112	90
Investment Banking	32	33	31	32
Total	152	129	143	122

End of Period Managing Directors
Financial Advisory	125	95	125	95
Investment Banking	33	31	33	31
Total	158	126	158	126

Revenue per Managing Director
Financial Advisory	$671	$685	$1,379	$1,383
Investment Banking	539	647	1,176	1,254
Total Managing Directors	643	675	1,335	1,349

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended June 30, 2008
	As				Adjusted
	Reported	Adjustments			Pro Forma

Revenues	$97,801	$-			$97,801
Reimbursable expenses	2,837	-			2,837
Total revenues	100,638	-			100,638

Direct client service costs
Compensation and benefits	55,952	(4,174)	(a	)	51,778
Other direct client service costs	1,796	-			1,796
Acquisition retention expenses	266	(266)	(b	)	-
Reimbursable expenses	2,844	-			2,844
	60,858	(4,440)			56,418

Operating expenses
Selling, general and administrative	27,740	(1,873)	(a	)	25,867
Depreciation and amortization	2,281	-			2,281
	30,021	(1,873)			28,148

Operating income	9,759	6,313			16,072

Other expense/(income)
Interest income	(81)	-			(81)
Interest expense	749	-			749
Other expense	(662)	-			(662)
	6	-			6

Income before non-controlling interest and income taxes	9,753	6,313			16,066

Non-controlling interest	5,762	(5,762)	(c	)	-
Provision for income taxes	2,731	3,824	(d	)	6,555

Net income	$1,260	$8,251			$9,511

Pro forma fully exchanged, fully diluted shares outstanding			(e	)	34,119

Adjusted pro forma net income per fully exchanged, fully diluted shares outstanding					$0.28

(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.
(b)	Represents elimination of expense associated with deferred payments made in connection with the acquisition of Standard & Poor’s Corporate Value Consulting business in September 2005.
(c)
Represents elimination of the non-controlling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(d)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.8%, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction.  Assumes full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company.

(e)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding and the dilutive effect of RSA's as of June 30, 2008. The Company believes that IPO Options at June 30, 2008 would not be considered dilutive when applying the treasury method.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30, 2008
	As				Adjusted
	Reported	Adjustments			Pro Forma

Revenues	$190,954	$-			$190,954
Reimbursable expenses	5,165	-			5,165
Total revenues	196,119	-			196,119

Direct client service costs
Compensation and benefits	108,996	(8,505)	(a	)	100,491
Other direct client service costs	3,418	-			3,418
Acquisition retention expenses	576	(576)	(b	)	-
Reimbursable expenses	5,113	-			5,113
	118,103	(9,081)			109,022

Operating expenses
Selling, general and administrative	53,763	(3,810)	(a	)	49,953
Depreciation and amortization	4,457	-			4,457
	58,220	(3,810)			54,410

Operating income	19,796	12,891			32,687

Other expense/(income)
Interest income	(564)	-			(564)
Interest expense	1,722	-			1,722
Other expense	(71)	-			(71)
	1,087	-			1,087

Income before non-controlling interest and income taxes	18,709	12,891			31,600

Non-controlling interest	11,039	(11,039)	(c	)	-
Provision for income taxes	4,995	7,898	(d	)	12,893

Net income	$2,675	$16,032			$18,707

Pro forma fully exchanged, fully diluted shares outstanding			(e	)	33,984

Adjusted pro forma net income per fully exchanged, fully diluted shares outstanding					$0.55

(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.
(b)	Represents elimination of expense associated with deferred payments made in connection with the acquisition of Standard & Poor’s Corporate Value Consulting business in September 2005.
(c)
Represents elimination of the non-controlling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(d)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.8%, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction.  Assumes full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company.

(e)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding and the dilutive effect of RSA's as of June 30, 2008. The Company believes that IPO Options at June 30, 2008 would not be considered dilutive when applying the treasury method.

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